SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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AMENDMENT NO. 1 TO FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 30, 2005

BTX HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

FLORIDA	333-110324	16-1682307
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1400 Cypress Creek Road

Fort Lauderdale, Florida 33309

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(954)776-6600

(ISSUER TELEPHONE NUMBER)

King Capital Holdings, Inc.

387 S. Old State Road

Lewis Center, Ohio 43035

(FORMER NAME AND ADDRESS)

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FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 30, 2005 (the “Effective Date”), pursuant to a Stock Purchase Agreement and Share Exchange (the “Agreement”) by and among King Capital Holdings, Inc., a Florida corporation (“King Capital”); BioTex Holdings, Inc. (“Holdings”) and BioTex Corp, a Florida corporation and wholly owned subsidiary of Holdings (“Biotex”), King Capital purchased all of the outstanding shares of Biotex for a total of 12,837,200 shares of King Capital’s common stock to the Holdings shareholders. Pursuant to the agreement, BioTex became a wholly owned subsidiary of King Capital and King Capital agreed to change its name to BTX Holdings, Inc.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Pursuant to the Agreement, King Capital purchased all of the outstanding shares of BioTex for a total of 12,837,200 shares of King Capital’s common stock to the shareholders of Holdings and BioTex became a wholly owned subsidiary of King Capital. The following sets forth the business plan of BioTex:

BioTex Corp. was established in January, 2003 to develop and deploy technologies from around the world to process plant derived biomass waste, extract the usable fractions, and then utilize or sell those extractions in further secondary processes. Many of these waste streams have traditionally been disposed of either by dumping into landfills or by burning. BioTex has acquired several extraction and separation technologies which can process this waste to derive value added products, such as cellulose, fiber, protein, hemicellulose, lignin, ethanol and others. The uses for these fractions are many, either as sellable products on their own, or for further secondary processing. Our mission is to become the premier global biomass processor by utilizing our various processing technologies, and deriving value added products from their use.

We have acquired the exclusive global rights to the following technologies that process biomass waste for further secondary processes:

Our BioReduction machine, or “BRT” can process raw biomass waste, such as corn cobs, pineapple plants, rice husks, fruit, wheat, sugar cane, citrus pumice and others. T hese waste streams are fed into the machine either mechanically by hand, or automatically by conveyor system, and are ground into slurry so that the free water and other liquefied material can be extracted. The slurry is then fed into an extractor mechanism that separates the liquid and solid fractions. The output is in the form of two streams, the first being a nutrient rich liquid which can be used in ethanol production, sold as fertilizer, or disposed of using traditional methods, depending on the composition of the feed stock being used. The second stream consists of the solid waste which has been dehydrated by up to 85% of its original weight and volume. This solid waste stream can then be either sold as animal fodder, disposed of using traditional methods or can be further processed using other methodologies to derive secondary value added products.

We have also acquired a separation and extraction technology with specific applications to the citrus industry. This Citrus Separation Technology, or "CST", can process raw citrus biomass waste, such as orange, grapefruit, lemon, lime and tangerine peels and pumice. Because citrus peel begins to ferment immediately after juicing, we will joint venture with existing citrus juicing companies in order make the best use of the peel. The peel will be cut and mixed with water to create slurry. The slurry will then undergo several processes to remove the sugars, in the form of Fermentable Citrus Sugar Syrup (FCSS), and the d-limonene, or citrus oil. The FCSS will then either be sold for use in food production, or where economically feasible, will be utilized in further secondary processing for ethanol production. The d-limonene will be sold to the chemical or perfume industries for use in their products. The remaining solid citrus peel will then be dried, and converted into our proprietary and trademarked CitaSorb and CitraFiber products which are used for pet bedding and litter, citrus flour, food filler, industrial absorbents, pectin production and press cake which is used in food products for human and animal consumption.

BioTex has also entered into an agreement to acquire the patent for Hypercritical Separation Technology, or “HST”. Time and cost savings are the principal advantages of this type of separation. Due to the fact that acids, enzymes and heat are not required, the processing time is reduced to a matter of minutes creating cost savings. It is a proprietary process in which dry organic or inorganic material is fed into our HST machine where it is separated. The resultant output is separated into the different streams available from the raw material that was input, and is ejected from the HST machine in these fractions.

Patents and Proprietary Protection

BioTex relies on a combination of patent, trade secrets and know-how to establish and protect our proprietary rights to our technologies and products. The company has obtained the exclusive ownership of all of the rights, title and interest in and to the Method and Process Patent Pending #10-694,285, which was filed on October 27, 2003. The patent relates to the separation of various organic streams from citrus waste and all related products. Additionally, we have acquired the CITRASORB trademark (reg. no. 2711964) and CITRAFIBER trademark (reg. no. 2830419). We have also entered into an agreement to acquire the exclusive ownership of all of the rights, title and interest in and to the Method and Process European Patent Pending #5425221.8. The patent relates to the separation of basic elements and molecular components from various organic and inorganic feedstocks. We are particularly sensitive to the protection of trade secrets and require our customers, executives, technical employees, consultants and other parties to execute confidentiality agreements. These agreements prohibit disclosure of confidential information to third parties except in specified circumstances. These agreements also generally provide that all confidential information relating to our business is the exclusive property of BioTex.

Revenue Model

Our business plan contemplates that we may have several revenue streams, consisting of the lease of machinery and the sale of value added products generated through our joint venture partnerships. We will either lease the machinery, or enter into joint venture or strategic partner arrangements in which we will retain an equity interest and create revenue from the sale of products processed with our technology. Our revenue model may require us to obtain substantial additional financing and if we are unable to raise sufficient financing we may need to revise our business model or reduce our expectations.

Potential Applications and Marketing Plan

We are a developmental stage company that is currently implementing our business plan to attempt to become the leader of the biomass separation, extraction and processing industry. We began marketing our services in June 2005. Our business plan is focused on addressing the market opportunities created in the biomass separation and reduction industries. We believe that we can accomplish this by developing innovative ways to satisfy customers’ needs by employing technologies which we have secured from around the world to process biomass (plant derived) waste, extract the useable fractions, and then utilize or sell those extractions in further secondary processes. We believe that the effective implementation of our business plan will result in our gaining market share as the worldwide industry’s best biomass processor by utilizing our various processing technologies, and deriving value added products from their use.

Our processing technologies fall into two methods to separate the various biomass fractions: wet separation or dry separation. In the single phase process the end product s are utilized in their current state. In some cases methods are combined in a multi-phase process to derive secondary value added products.

Applications as a stand alone solution:

Our BRT machines will be leased to clients who generate enough biomass waste to realize a cost savings from the utilization of our products. These will include supermarkets, large hotels, catering halls, waste transfer stations, terminal markets and agricultural concerns. These types of users are typically located in larger metropolitan areas and do not generate enough waste to warrant further secondary processing. Our smaller BRT machines will be leased to those customers to reduce their waste hauling costs. The BRT machine is scalable, and can be built to suit the particular needs of the client. Components can easily be changed to increase the processing power of the machine should a customer’s needs increase.

The CST process will be installed on location at the citrus juicing plants we joint venture with. The output of the process will be in the form of three products: d-limonene, FCSS and CitraSorb and CitraFiber, which all can be sold to companies which utilize them for their end products. The chemical and perfume industries use d-limonene, or citrus oil, in their products. CitraSorb and CitraFiber, depending on the final milling, can be utilized by bakeries, pet bedding manufacturers, pectin producers and food processors. Finally, the FCSS can be used by food manufacturers and as a feedstock for renewable energy producers.

The HST machines will be individually utilized in Joint Ventures with producers of biomass waste on a grand scale, most likely agricultural concerns. The biomass waste will be fed into the associated technology, and the useable fractions will be extracted and sold to the appropriate industries based on the composition of the output streams. We have also determined that this technology can be used for processing of concentrated mine tailings for the separation of the precious metals from the concentrate. The concentrate will be fed into the machine, the precious metal will be extracted and sold into the commodity markets or end users of such metals.

Applications utilizing several proprietary technologies as a Multi-stage process:

The BRT and CST processes can also be utilized as the first of a multi-stage process. This will only occur in locations where enough waste is generated to warrant more complex processing methodologies. In the first stage, the BRT will remove the free liquid from the biomass and, depending on the makeup of the effluent: The liquid can be disposed in the sewage system or reserved and sold as fertilizer. Additionally, in the first stage, the CST will process citrus peel into the above mentioned products and the oils will be sold and the Fermentable Sugar Syrups will be utilized for alcohol production or as a feedstock for renewable energy producers. In the second stage, the HST machines will utilize the solid output from all three of the above first stage processes. The HST process is capable of separating biomass streams into their fundamental fractions, such as protein, cellulose, hemicellulose, starch, fiber, lignin and others. Each of these fractions can be used in further secondary processes to create other usable and renewable products

We intend to process the biomass, extract the fractions and then sell the fractions to companies in varied industries for their own processes. As an alternative, we plan to also enter into joint ventures with companies which are desirous of utilizing the HST or CST machines. BioTex has identified many industries which can benefit from the use of our technologies. It is in these industries that we will form joint ventures to install our BRT or CST together with our HST machines. The BRT equipment will prepare the biomass, the CST will prepare the citrus peel for further processing in the HST machine. The HST machine will be stage two, whereas additional usable fractions are extracted. We intend to concentrate its marketing and sales efforts on the following market segments in which we believe that we can achieve penetration.

 Agriculture and Organic Product Industries

We intend to lease our BRT equipment to customers such as supermarkets, farms and agricultural processors, waste transfer stations and other industries that create great quantity of biomass. It is in these industries that we will form joint ventures to install our BRT or CST together with our HST machines. The citrus industry, for instance, must dispose of its pumace (seeds, stems, peels and pulp) once the juice is squeezed. This material is high in flavonoids, which can be used in the pharmaceutical and nutraceutical industries, and oils, which can be used in the chemical industry. Rice husks are high in fiber, which is usable in the consumables industry and silica, which is in high demand by the semiconductor industry. The pineapple industry has vast amounts of waste once the fruit has been harvested. This waste is high in fiber and enzymes that can be used for nutraceutical production. The profits that can be realized by selling these extracted products together, with the reduction of waste, will induce these types of industries to implement our technologies.

Nutraceuticals and other Consumables

Our technology has potential application in the nutraceutical and organic consumable industries which are under consideration. For example, the pineapple industry has vast amounts of waste once the fruit has been harvested. This waste is high in fiber and enzymes that can be used for nutraceutical production. The fiber may also be used as a renewable feedstock for paper production. The pineapple plant root has a high concentration of bromolaine, which is an enzyme that aids in digestion and circulation. Another example is evident in the sugar industry. Once products are extracted from the sugar cane, the remaining product, or bagasse, is traditionally burned. Our technologies would allow the extraction of additional sugar products, lignin, an industrial fuel source, and fiber. Our technology could also have application in the market for both livestock and domestic pets. The technology allows the feed products, derived from a variety of raw materials, to be tailored to the specific nutritional requirements of each different type of animal. Primarily, our intended customers are relatively large processors of human and animal feed. While we have had significant discussions with a number of these potential customers, selling to these companies involves a relatively long sales cycle with significant due diligence and testing on the part of the customers.

Renewable Energy

Our technology process could have significant applications in the biomass waste-to-ethanol industry. This industry includes corn, stover, bagasse, citrus and other associated waste streams. Our process allows us to convert solid waste into starch or cellulose and other consumable nutrients. Starch or cellulose could be employed as feedstock in ethanol plants producing ethanol. Given the optimal nature of the waste feedstock created by our technology, the productivity of the ethanol fermentation process can be significantly improved. Our technology offers environmental benefits by utilizing waste materials that would otherwise be left in the fields contributing to carbon dioxide emissions. Corn growers can utilize our technologies to process their waste to make a more efficient feedstock for ethanol production. The citrus industry must dispose of its pumace (seeds, stems, peels and pulp) once the juice is squeezed. This material is high in cellulose and sugar, which is used for ethanol production.

Our BRT machines can reduce the cost of hauling waste by over 50% by eliminating half of the weight and volume of the waste they are sending to the landfills. The substantial cost savings combined with corporate policies to become more environmentally responsible help ensure that companies will want to lease our machines.

Manufacturing

Currently, we do not manufacture any products. Our intention is to outsource the manufacturing and assembly to other qualified firms. Depending on business we may sub-contract with manufacturing firms to undertake the assembly of our machines on our behalf. At this time we have not entered into any agreements or negotiations with manufacturing firms to undertake assembly for our machines.

Employees

We currently have a total of five employees, all of whom are full time employees and dedicated to administration, engineering or sales. Our employees are not represented by a labor union and are not covered by a collective bargaining agreement. We expect to increase the number of employees by hiring additional engineers, sales people, executives and other support personnel once we have successfully completed our financing. We have not identified such employees nor had any discussions with potential candidates. We believe that our relations with our employees are good.

Competition

We compete in a newly developing niche market in the waste processing industry and to our knowledge there are no other businesses that possess all of the technologies we have acquired. However, some businesses possess an ability to do some parts of the processes we will incorporate into our technologies. There are numerous methods of increasing raw material yields, however, and we will need to show attractive benefits and cost-savings to our customers in order to compete effectively. As the market for processing biomass (plant derived) waste, extracting the usable fractions, and utilizing or selling those extractions in further secondary processes grows, we believe that the range of companies involved in the biomass waste industry will increase their efforts to develop products and services that will compete with our products and services.

Our competitive advantages:

The cost savings and additional profit our client companies can realize by utilizing BioTex’s technologies are substantial. The increases to the bottom line are coming from the processing of waste, which is currently very costly to dispose of and causes undue harm to the environment. In addition, our technologies will be of great benefit to our customers:

1.

BRT machines take up a small amount of floor space and companies that implement the BRT machine solely for waste reduction may see their waste costs reduced by more than 50% due to the fact that the BRT machine may be able to reduce their waste by more than 50% by weight and volume

2.	They require few changes to current procedures for waste handling

3.

Joint Venture Partners that implement our CST, HST or a combination may see their profits increase exponentially, as they may be able to generate revenues from what was previously considered waste and a cost center.

4.

While our customers will have to dedicate staff members who will be responsible for operation of the machines or processes, the ease of use will not require individuals with any more than manual labor skills, thus keeping the costs of operation low.

Our competitive disadvantages:

We are competing in a newly developing new niche market in the waste processing industry and believe to have the following competitive disadvantages or barriers to entry:

1.

Part of our business model relies on joint venturing. Therefore, joint venture partners must be found. Many mature industries are reluctant to implement a new technology or process, regardless of the cost savings or profit potential that can be demonstrated. We anticipate, however, that through the demonstration of the process at our pilot plant facility, we will be able to gain market share. The high costs associated with the construction of processing facilities are also traditionally included in barriers to entry. Our CST plants are custom designed for the quantity of waste that is being processed. These plants will cost several million dollars at the low end, and into the tens of millions for more ambitious projects. We intend to finance the costs of construction through capital contributions and equity sales of the Joint Venture company that will be formed for each endeavor, as well as through commercial lending sources such as commercial and investment banks.

2.

Another part of our business model involves building machines to order, and leasing them to our customers. Our potential customers’ lack of recognition or acceptance of a new technology or methodology for the handling of waste. We anticipate, however, that through demonstration of the substantial cost savings available to potential customers, we will be able to gain market share. Costs of production are also traditionally included in barriers to entry. Our initial models project that we will assume the financial costs of producing the machines. We intend to accomplish this by financing the machines through commercial sources such as banks and equipment financing firms. By financing the construction of the machines, and then leasing them to our customers, we can create a positive cash flow from the day the machines are delivered.

MANAGEMENT DISCUSSION AND ANALYSIS

Plan of Operations

Our plan of operations for the next twelve months is focused on the following primary objectives.

1.	Raising capital through private debt or equity offerings;

2.	Find additional customers to purchase or lease machinery from us or enter into joint venture or strategic partner arrangements

3.	Assemble new facilities to operate and demonstrate our technologies

4.	Implement Sales & Marketing of value added products derived from our technology

5.	Further develop and enhance our technology; and continue research and development for new applications of existing technologies and seek out new technologies

We intend to complete the following objectives within the time period specified:

New Facilities:

We intend to finance the development of several new facilities and have such facilities in operation during 2006. These will be on-site locations owned, leased and/or operated by BioTex, where we will joint venture with existing operations to process wet citrus peel into specific products. We intend to build a pilot facility in Florida, and additionally we will build facilities in Belize and California. We intend to open our first plant in Vero Beach, Florida in the first quarter of 2006. This will be a pilot plant and we estimate the cost of equipment to be $150,000 which will be financed internally. The estimated cost is $18.5 million to assemble the aforementioned facilities to become fully operational during 2006. We intend to finance these costs under the following cost and time projections; 2nd Quarter 2006, Belize $11 Million, 2nd Quarter 2006, California $5 Million and expand the Florida operation, $2.5 million, 2nd Quarter 2007, expand Belize facilities at a combined estimate of $6 Million.

SALES MARKETING

All sales will initially be generated through direct sales with three internal employees: We are in preliminary talks with several customers, although no contracts have been consummated for the leasing of our machines. Sales and m arketing expenditures are budgeted at $75,000 for the next twelve months. Our sales success depends on the following fundamental points:

1.	Demonstrating proof of our technology and its applications for producing value added products
2.	Providing increased cost savings and profit
3.	Introducing and educating customers on our technology and our processes

We will initially focus our marketing efforts on establishing joint ventures that will utilize our CST and HST technologies for the processing of biomass waste streams, as well as leasing individual BRT machines:

1.                 Joint v entures utilizing our CST and HST technologies. We have recently formed a joint venture company with Citrus Products of Belize, Ltd., which will use our CST technology for the processing of citrus peel waste in Belize. We will continue to market our technologies through this model to citrus juice producers, pineapple, rice, grain, corn and sugar cane grower cooperatives, as well as continue to develop new markets that may use our technologies. Through these joint ventures, value-added products will be generated, and as a result, we will also focus our marketing efforts on the sale of these products. We have identified several markets for these products, such as the chemical and perfume industries, paper producers, animal and human consumable manufacturers, nutraceutical and pharmaceutical companies and ethanol producers. We will focus our efforts on marketing our value-added products to these industries.

On August 16, 2005, we formed a Joint Venture Company, BTX Citrus Belize, Ltd., along with Citrus Products of Belize, Ltd (CPBL). BTX Citrus Belize was formed with the purpose of constructing a citrus peel processing facility utilizing BioTex’s CST technology. CPBL will contribute land, building and citrus peel to BTX Citrus, and BioTex will arrange for funding, provide the technology, oversee construction of the plant, operate the plant, and sell the products the plant generates. CPBL will own 35% of the joint venture and BioTex will own 65%. The plant is expected to cost approximately $11 million.

On September 13, 2005, we reached an agreement with Lambeth Groves Fresh Juice, in which Lambeth Groves will allow us to build a pilot plant operation at its location in Vero Beach, FL. The pilot plant will be built at a cost of approximately $150,000, and will be used to demonstrate BioTex’s CST technology, as well as for producing samples of the company’s value-added products. Lambeth will provide us with an area to construct our pilot facility as well as citrus peel needed for the process. Additionally, Lambeth has agreed that following the successful demonstration of the technology, it will finalize the negotiations with us to build a commercial CST plant at its facility. It is anticipated that this agreement will be reached in the 1st quarter of 200 6 and we have budgeted $2.5 Million.

On December 27, 2005 we reached an agreement with Smart Assets, LLC, pursuant to which, after successful demonstration of our technology, we will form a joint venture company with Smart Assets to process precious metals and mineral mine tailings. The joint venture will seek out mining operations that generate metals rich waste that can be processed using our HST technology. Upon successful testing, Smart Assets will pay us $750,000 for a 49.9% ownership interest in the joint venture that will be formed. Additionally, Smart Assets has stakes in several mining operations in the Western United States which will become the first sites to install the HST machines for precious metals processing.

On December 29, 2005, we terminated our agreement with Mastercraft Ltd. dated May 31, 2005. The agreement contemplated the acquisition of the rights, title and interest to its MST technology at a cost of $3 million and 6,500,000 shares of common stock of BioTex. The agreement was terminated when Mastercraft defaulted on the terms of the agreement and both Mastercraft and BioTex signed mutual releases of liability. Upon termination, the 6,500,000 shares being held in escrow were returned to the treasury.

On December 29, 2005, we entered into an agreement with Dexion International, Ltd to acquire all rights and interest in its patent application number 5425221.8 for Hypercritical Separation Technology that was filed with the European Patent Office on April 15, 2005. Upon successful testing, the rights, title and interest to the technology are being acquired buy us at a cost of $2.5 million and 5,800,000 shares of common stock. Additionally, pending successful testing of the technology, we have agreed to acquire Dexion’s HST machine for $500,000 and to establish a research and development facility for the technology.

We are also currently in negotiations with a juicing facility located in Southern California to construct CST processing plant at its juicing facility. BioTex will form a joint venture company which will own and operate the plant. The joint venture partner will contribute citrus peel and possibly land and/or a building to the joint venture, and we will arrange for the funding, will provide the technology, oversee construction of the plant, operate the plant and sell the value added products that are produced. It is anticipated that the plant will cost approximately $5 million.

2                  BRT machines in the large urban areas of the United States. Initially, we will market our technology to supermarkets, produce distributors, waste transfer stations and commercial bakeries in urban areas which have waste disposal problems. Future business will be derived by marketing to farms and other large-scale commercial generators of organic waste. The BRT machine will initially be built in three sizes. It is our intention to build these machines and then lease them to our customers. We intend to focus only on a niche market of the waste industry, not unlike the current recycling industry. It is our intent to become the premier supplier of equipment for the collection and disposal of biomass (plant-derived material) streams from commercial and industrial sources. To that end, we will market our three sizes of machines to commercial industries as appropriate. Initially, we will focus on companies that generate medium sized biomass streams. Examples include waste transfer stations and institutional re-packagers of vegetable products, such as suppliers to the airline and hospitality industries, large produce markets, terminal markets and produce distributors.

We intend to implement a sales & marketing plan for value added products derived from our technology. In addition to direct sales, we have currently secured a domain name, BioTexcorp.com, and plan to work with a web site developer during first quarter of 2006 to produce a web-site for Sales and Marketing purposes and explaining our processes and the various aspects of our business. We have budgeted $15,000 for this development. The value added products we intend to derive for sale from our technology for sale are represented below:

a.	Cellulose can either be sold to the paper industry, or can be used to create ethanol, a renewable energy source
b.	Hemicellulose can be converted into xylose, which is the basis for a new sweetener, and can also be used in the manufacture of paper
c.	Lignin is an industrial fuel, usually used to provide energy to industrial plants
d.	Starch can also be used in ethanol production and well as in food production
e.	Fiber is used in the nutraceutical industry, as well as in the food industry
f.	Pectin is used in the food, pharmaceutical and nutraceutical industries
g.	Protein is used in the food, nutraceutical and pharmaceutical industries

RESEARCH & DEVELOPMENT

We intend to devote time and financial resources to research and development activities to develop additional products and services. Research and development expenditures are budgeted at $120,000 for the next twelve months. There is no assurance that we will successfully develop these products or services, or that competitors will not develop products or services sooner or products or services that are superior to our product or service offerings.

As part of our agreement with Dexion International, Ltd., we will purchase the existing HST machine at a cost of $500,000 and establish a research and development center during the second quarter of 2006, where the machine will be used for testing the marketing applications specific to the HST machine’s processing of organic and inorganic waste streams. Additional uses for the machine will also be developed through the continual testing of newly contemplated feed stocks. Our research and development will be focused on the following initiatives:

1.	Seeking out new technologies
2.	Develop new applications for existing technologies
3.	Develop other uses for output from our machines
4.	Develop new ways to market our products

ADMINISTRATIVE COSTS

We do expect to hire several employees for sales, engineering, administrative and finance support staff as necessary. We anticipate employee recruiting and training to cost $24,000 over the next twelve months.

Completion of our plan of operations is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

We anticipate that our operational as well as general and administrative expenses for the next 12 months will total $24,006,100. The breakdown is as follows:

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan. In the event we are not successful in reaching our initial revenue targets, additional funds may be required and we would then not be able to proceed with our business plan for the development and marketing of our core products and services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the foreseeable future.

DESCRIPTION OF PROPERTY

Our executive offices are located at 1400 Cypress Creek Road, Fort Lauderdale, Florida. We currently lease the space from a third party on a month-to-month basis. We believe that this space is sufficient and adequate for our current business needs and as business warrants we may expand into a different location. Currently, the only business engaged in at such office is daily administration, sales and management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 31, 2005, we refinanced a note payable to Scott J. Silverman, our President and Chief Executive Officer in the amount of $93,650 which bears an interest rate of 10% and is convertible at $.25 per share.

On December 28, 2005, we entered into a Convertible Debenture with the Scott J. Silverman Family Trust, the Trustee of which is Scott Silverman, our President and Chief Executive Officer, in the amount of $40,000 which bears an interest rate of 10% and is convertible at $0.25 per share.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share, and 10,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of January 6, 2006, 14,463,600 shares of common stock are issued and outstanding and held by approximately 200 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. As of January 6, 2006, there are no preferred shares issued and outstanding.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Certain provisions of the Florida General Corporate Law may serve to delay, defer or prevent a change in control of the company.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock,. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Stock Option Grants

Mr. Martin Frechtman has the option to purchase 300,000 shares of our common stock at an exercise price of $5.00 per share for a period of three years which shall expire on January 14, 2008, pursuant to our Agreement to purchase the exclusive global license to the Method and Machine for Preparing Raw Organic Material for Utilization in Further Downstream Processes.

Mr. Robert Allen Jones has the option to purchase 300,000 shares of our common stock at an exercise price of $5.00 per share for a period of three years which shall expire on May 16, 2008, pursuant to our Agreement to purchase the exclusive global license to the Citrus Separation Technology.

Mr. Silverman will receive options to purchase 200,000 shares of our common stock each year for the five -year term of his Employment Agreement.

There are no other options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information regarding the members of our Board of Directors and our executive officers. The directors listed below will serve until the next annual meeting of our stockholders.

NAME	AGE	POSITION

Scott Silverman	36	President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Scott Silverman, our President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors, brings many years of corporate, operational and financial experience to us. He began his career at Asiel and Company, an investment banking firm in New York, by being selected for the Arbitrage Trader Training Program, where he performed financial analysis and executed trades in marketable securities. Mr. Silverman then joined Fishs Eddy of New York, a chain of retail tabletop and glassware stores, as their Vice President of Operations. While at Fishs Eddy, he reorganized the management of the company, preparing it for a nationwide expansion, sought out capital for that expansion, and executed the first stage of the expansion to the local tri-state area. He was in charge of all aspects of personnel, operational, and financial management for the company. Following his departure, Mr. Silverman formed PTV, LLC, and acquired a distressed chain of retail stores. This company was reorganized and subsequently sold after a successful turnaround. He served as VP of Operations and CFO of ICV, a venture capital and financial management firm in New York where he oversaw day-to-day operations and finance for the firm’s multi-national interests. After serving as an equity trader at Dalton Kent Securities, Mr. Silverman formed Alicanto Group, Ltd, a corporate management and venture capital firm, where he provided consulting services to pre-revenue companies. The company specializes in providing turn-key operational and managerial back office solutions to small companies. Mr. Silverman resigned his position as President of Alicanto Group, Ltd. upon founding BioTex. He currently holds a seat on the Board of Directors of Alicanto Group.

Mr. Silverman earned his BBA degree in Finance from George Washington University’s School of Business and Public Management. He held NASD Series 7, 63 and 55 licenses until their expiration in October, 2005. He was listed in the Who’s Who Guide of Business Leaders Worldwide in 1994 and his company was honored in Entrepreneur Magazine’s list of “Hot 100” fastest growing companies in 1998.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of January 6, 2006, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Dexion International Limited	5,800,000	40.10%

Common Stock	Scott Silverman	1,155,200	7.98%

Common Stock	All executive officers and directors as a group	1,155,200	7.98%

The percent of class is based on 14,463,600 shares of common stock issued and outstanding as of January 6, 2006.

Employment Agreements

We presently have an employment agreement with Mr. Scott Silverman, our Chief Executive Officer, President, and Chairman of the Board of Directors. The summary of such employment agreement is as follows:

Scott Silverman: Effective December 31, 2005, we entered into an agreement with Mr. Silverman to act as our President and Chief Executive Officer for a five year term. His compensation is as follows:

(i) Salary: an annual salary based upon the net corporate profits according to the following thresholds:

a.	In the event that the Net Profits of the Companies is less than $2,500,000 per annum than the Executive shall receive a salary of $150,000;
b.	In the event that the Net Profits of the Companies is more than $2,500,000 per annum and less than $5,000,000 than the Executive shall receive a salary of $250,000;
c.	In the event that the Net Profits of the Companies is more than $5,000,000 per annum but less than $7,500,000 than the Executive shall receive a salary of $375,000;
d.	In the event that the Net Profits of the Companies is greater than $7,500,000 per annum than the Executive shall receive a salary of $500,000;

(ii) Bonus: Mr. Silverman shall receive a guaranteed bonus of 4% of Net Profits in excess of $10,000,000 and shall also be eligible for additional bonuses determined by the Compensation Committee; (iii) stock options: Mr. Silverman will receive options to purchase 1,000,000 shares of our common stock at the following exercise prices: 200,000 shares at $2.50, 200,000 shares at 3.75 and 200,000 shares at $5,00 per share, 200,000 shares at $7.50 and 200,000 shares at $10.00; (iv) automobile provided with a monthly payment not to exceed $1,500. Mr. Silverman can terminate the agreement upon 3 months prior notice to us. We can terminate Mr. Silverman’s agreement, with or without cause. If we terminate Mr. Silverman without cause, we will owe him 3 years salary, and 5,000,000 shares of restricted common stock with demand registration rights.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this filing before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We are in the development stage and our proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise including the absence of an operating history. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the formation of a new business and the competitive environment in which we will operate. We have had no operating revenues to date and there can be no assurance of future revenues. As a result of the start up nature of our business and the fact that we will incur start-up expenses, we may be expected, at least initially, to sustain operating losses.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We anticipate that our primary sources of revenue will come from selling, leasing and or licensing (with cost savings sharing) the various technologies they have identified. Additional revenues may be realized by creating value added products out of the biomass waste streams processed with the various technologies. There can be no assurance that we will be able to realize contracts with the target companies to provide our technology or products. If we are unable to obtain such contracts, we will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of approximately $24 million to continue operations over the next twelve months. However, we anticipate requiring additional funds in order to significantly expand our operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

WE WILL REQUIRE ADDITIONAL FINANCING WHICH MAY REQUIRE THE ISSUANCE OF ADDITIONAL SHARES WHICH WOULD DILUTE THE OWNERSHIP HELD BY OUR SHAREHOLDERS

We will need to raise funds through either debt or sale of our shares in order to achieve our business goals. Although there are no present plans, agreements, commitments or undertakings with respect to the sale of additional shares or securities convertible into any such shares by us, any shares issued would further dilute the percentage ownership held by the stockholders.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF SCOTT SILVERMAN, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Scott Silverman, our sole officer and director. We currently have an employment agreement with Mr. Silverman; however if he became unable to continue in his present position, our business and financial results could be materially negatively affected. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

IF EQUIPMENT INCORPORATING OUR BIOMASS PROCESSING TECHNOLOGY IS NOT COMMERCIALLY SUCCESSFUL WHETHER AS A RESULT OF THE EQUIPMENT NOT PROCESSING BIOMASS MATERIAL TO A COMMERCIALLY USEFUL LEVEL, LACK OF DEMAND FOR THE EQUIPMENT OR OTHERWISE, WE MAY NEVER BECOME PROFITABLE.

Our business is dependent on market acceptance of our technology and equipment. We may not realize contracts with target companies to provide our technology or equipment. Additional development work and testing is necessary. Such additional development work and testing may prove fruitless, and our production machine may never achieve satisfactory output levels. A number of other factors may also limit the market acceptance of our technology or equipment, including:

•	the timing of market entry of our equipment, as compared to competitive equipment;

•	the effectiveness of our equipment;

•	the competitive features of our equipment, including price, as compared to other similar equipment; and

•	the extent and success of our sales and marketing efforts.

OUR BUSINESS MODEL IS NEW AND UNPROVEN. IF THE MARKET DOES NOT ACCEPT OUR TECHNOLOGY, WE MAY NEVER BECOME PROFITABLE.

Our business plan, based on a new technology, is relatively unproven. The market for the biomass processing technology is new. Our business plan depends upon obtaining revenues generated from market acceptance of the technology. The sale of equipment incorporating this technology is an unproven business. Many of our potential target customers may not have considered how biomass processing technology may benefit them. They may not find the technology beneficial to their businesses. To be successful, the technology must achieve market acceptance.

WE DEPEND ON PATENTS AND OTHER PROPRIETARY RIGHTS AND WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY INFORMATION.

Because we are developing equipment that relies on advanced and innovative technology, our success may depend in large part on our ability to protect our patents, and to obtain and effectively use patents and operate without infringing upon the proprietary rights of others. It is often costly to enforce intellectual property rights against infringing parties and effective intellectual property protection may be unavailable or limited in some foreign countries in which we intend to market our equipment and technology. Other risks related to our patent rights include the following:

•	challenge, invalidation or circumvention of issued patents owned by us;
•	rejection by foreign patent authorities of our pending patent applications;
•	failure of the rights granted under our patents to provide sufficient protection;
•	failure by us to obtain additional patents;
•	infringement by one or more of our technologies on the intellectual property rights of others;
•	ability of third parties to circumvent patents issued to us; and
•	claims by third parties that we have exceeded the scope of our permitted use or field of use that is specified for some of our intellectual property rights.

If any of these risks materialize, it may be difficult for us to commercialize, and generate revenues from, our technology.

WE MAY NOT BE ABLE TO PROTECT OUR TRADE SECRETS AND PROPRIETARY AND CONFIDENTIAL INFORMATION AND, THEREFORE, MAY LOSE ANY COMPETITIVE ADVANTAGE THAT OUR PROPRIETARY RIGHTS PROVIDE.

In the operation of our business and development of our equipment, we rely, among other things, on trade secret protection for our proprietary and confidential information. However, trade secrets are difficult to protect and we cannot guarantee that others will not gain access to our trade secrets or disclose our technology, or that we can meaningfully protect our rights to unpatented trade secrets. Our agreements with our employees, consultants, advisors and strategic partners restricting the disclosure and use of trade secrets, inventions and proprietary and confidential information owned by us or developed for us may not provide meaningful protection for our proprietary and confidential information in the event of unauthorized use or disclosure of the information. In many instances, our research collaborators may have relationships with other commercial entities, which could or do compete with us. Therefore, these collaborators could quickly disseminate our proprietary and confidential information to our competitors. The dissemination of our proprietary and confidential information could have a material adverse effect on our business and may allow others to gain a competitive advantage over us or with respect to our technology or equipment. Also, trade secret laws do not protect against independent development by a third party, and we cannot guarantee that a third party will not independently develop technology that is the same or substantially the same as our proprietary technology. Such independent development by a third party could have a material adverse effect on our business.

INFRINGEMENT CLAIMS BY THIRD PARTIES COULD RESULT IN COSTLY LITIGATION, DIVERT MANAGEMENT’S ATTENTION AND OTHERWISE HARM OUR BUSINESS.

From time to time, third parties may assert that our equipment or technology infringes upon their proprietary rights. It is virtually impossible for us to be certain that no infringement exists, particularly where, as is the case with our equipment and technology, the specific equipment and processes to be commercialized have not yet been fully developed. These claims of infringement may result in:

•	protracted and costly litigation that could divert the time and energy of our management and technical personnel from other business activities;
•	a judgment requiring us to pay substantial damages, including punitive damages and our adversaries’ attorneys’ fees, or requiring us to indemnify our customers and licensors;
•	the issuance of an injunction halting sales or use of our equipment; or
•	a need to redesign our equipment or enter into royalty or licensing agreements with the third parties claiming infringement.

Any of the results described above would harm our business. Any claims against us, with or without merit, can be time-consuming, requiring our management team to dedicate substantial time to addressing the issues presented and substantial funds to defend our rights. Furthermore, the parties bringing claims may have greater resources than we do.

IF WE ARE UNABLE TO FIND NEW APPLICATIONS FOR THE LICENSED TECHNOLOGY OUR BUSINESS COULD BE ADVERSELY AFFECTED.

Our ability to succeed will be based, in part, on our ability to discover new markets and applications for our biomass processing technology, which customers will be able to utilize economically. As a result, we continue to invest in research and market development in order to enable us to identify new markets and applications of the technology to meet consumer demands. Despite investments and efforts in this area, we may not discover new markets or applications that will be accepted by our potential customers.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

We are subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Our common stock is considered penny stock and subject to the penny stock rules under the Securities Exchange Act of 1934. The penny stock rules require broker-dealers to take steps under certain circumstances prior to executing any penny stock transactions in customer accounts. A broker must advise the purchaser of penny stock of the lowest offer and highest bid. A broker or dealer must disclose the broker’s compensation for penny stock transactions. A broker who recommends penny stocks to persons other than established customers must make a special written suitability determination and receive the purchaser’s prior agreement. The effect of these regulations may be to delay transactions in stocks that are penny stocks. This could have an adverse impact on the market liquidity of our common stock.

TECHNOLOGICAL ADVANCES BY COMPETITORS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

We face competition due to technological advances by competitors employing alternative methods of processing byproducts of agricultural processes. Although the biomass processing technology utilizes a unique process, many other companies have substantially greater resources than us and may develop competing technology using alternative processes.

In order to remain competitive we need to continue to strive to promote the advantages of our technology over others in the market. However, if a competitor introduces a competitively successful technology, it could have a material adverse effect on our business, results of operations or financial condition.

A MAJORITY OF OUR POTENTIAL CUSTOMERS ARE IN THE AGRICULTURAL INDUSTRY. AGRICULTURAL RISKS EXPERIENCED BY OUR CUSTOMERS MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

Many of our potential customers for biomass processing technology are in the agricultural industry, and thus, the demand for the technology is subject to a variety of agricultural risks. Extreme weather conditions, disease, insects and pests can materially and adversely affect the quality and quantity of agricultural products produced by some of our potential customers. These factors may affect a substantial portion of our production facilities in any year and have a material adverse effect on our business, results of operations or financial conditions.

INTERNATIONAL OPERATIONS SUBJECT US TO RISKS ASSOCIATED WITH OPERATING IN FOREIGN COUNTRIES.

We intend to market our equipment and technology inside and outside of the United States. As a result of international operations, we will be subject to risk associated with operating in foreign countries, including:

•	devaluation and fluctuations in currency exchange rates;
•	imposition of limitations on conversions of foreign currencies into dollars or remittance of dividends and other payments by our foreign presences;
•	imposition or increase of withholding and other taxes on remittances and other payments by our foreign presences;
•	trade barriers;
•	political risks, including political instability;
•	hyperinflation; and
•	imposition of increased investment and other restrictions by foreign governments.

Cautionary Language Regarding Forward-Looking Statements and Industry Data

This Current Report on Form 8-K contains ‘‘forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond he Company’s control. The Company’s actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Report. Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

•	adverse economic conditions;
•	inability to raise sufficient additional capital to implement BioTex’s business plan;
•	intense competition, including entry of newly-developed technologies;
•	unexpected costs and operating deficits, and lower than expected sales and revenues;

•	adverse results of any legal proceedings;
•	inability to satisfy government and commercial customers using BioTex’s technology;
•	the volatility of BioTex’s operating results and financial condition;
•	inability to attract or retain qualified senior management personnel, including sales and marketing, and technology personnel; and
•	other specific risks that may be alluded to in this Report

All statements, other than statements of historical facts, included in this Report regarding BioTex’s strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this Report, the words ‘‘will,’’ ‘‘may,’’ ‘‘believe,’’ ‘‘anticipate,’’ ‘‘intend,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘project,’’ ‘‘plan’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this Report. BioTex does not undertake any obligation to update any forward-looking statements or other information contained herein. Potential investors should not place undue reliance on these forward-looking statements. Although BioTex believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements in this Report are reasonable, no one can assure investors that these plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from expectations expressed herein are described under ‘‘Cautionary Statements’’ and elsewhere in this Report. These cautionary statements qualify all forward-looking statements attributable to information provided in this Report and on behalf of BioTex or persons acting on its behalf.

Information regarding market and industry statistics contained in this Report is included based on information available to BioTex that it believes is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. BioTex has not reviewed or included data from all sources, and the BioTex cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. BioTex has no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See ‘‘Cautionary Statements’’ for a more detailed discussion of uncertainties and risks that may have an impact on future results.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Agreement, King Capital agreed to issue a total of 12,837,2000 shares of the Company’s common stock to the Holdings shareholders in exchange for all of the outstanding shares of BioTex. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the King Capital shareholders had the necessary investment intent as required by Section 4(2) since the Holdings shareholders agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Pursuant to the terms of a Stock Purchase Agreement and Share Exchange, Sean King resigned as President, Chief Executive Officer, Chief Financial Officer and sole member of the Board of Directors of the Company and Scott J. Silverman was appointed as President, Chief Executive Officer, Chief Financial Officer and sole member of the Board of Directors of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On the Closing Date, Sean King resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer and sole member of the Board of Directors of the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

 ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
	-	Financial Statements of the Business Acquired have been filed with this Form 8K *

(b)	Pro Forma Financial Information.
	-	No Pro Forma Financial Statements have been filed since the previous business of Company was spun off pursuant to the acquisition.

(c)	Exhibits.
	10.1	Stock Purchase Agreement and Share Exchange dated December 30, 2005 between King Capital Holdings, Inc., BioTex Holdings, Inc, and BioTex Corp. *
	10.2	Employment Agreement between the Company and Scott J. Silverman
	10.3	Assignment of Rights of Dexion International Limited to BioTex Corporation under Purchase Licensing and Marketing Agreement with Telyton Limited *
	10.4	Escrow Agreement between Smarts Assets and BioTex Corp. *

* Filed as part of the original 8K filing with the SEC on January 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BTX HOLDINGS, INC .

By: /s/	Scott J. Silverman
Scott J. Silverman
CEO and President

Dated: January 19, 2006